Exhibit 99.1
VirnetX Files New Lawsuit Against Multiple Companies
Apple, Cisco, NEC, and Aastra named in the complaint
SCOTTS VALLEY, Calif. — August 12, 2010 — VirnetX Holding Corporation (NYSE Amex: VHC), an Internet security software and technology company, today announced that, on August 11, 2010, it filed a complaint against Aastra USA, Inc., Aastra Technologies Ltd., Apple Inc., Cisco Systems, Inc., NEC Corporation, and NEC Corporation of America in the United States District Court for the Eastern District of Texas, Tyler Division. The complaint includes allegations of patent infringement regarding five patents owned by VirnetX, U.S. Patent Nos. 6,502,135, 6,839,759, 7,188,180, 7,418,504, 7,490,151. In its complaint, VirnetX seeks both damages and injunctive relief.
About VirnetX
VirnetX Holding Corporation, an Internet security software and technology company, is engaged in commercializing its patent portfolio by developing a licensing program as well as developing software products designed to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, eReaders and video conferencing. The Company’s patent portfolio includes over 48 U.S. and international patents and pending applications that were recently declared as essential for 4G security specifications and provide the foundation for the Company’s unique GABRIEL Connection Technology. For more information, please visit www.virnetx.com.
Forward Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2010 and Quarterly Report on Form 10-Q filed on August 9, 2010.
Contact:
Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com